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                                                                       Exhibit 2

                                                                  Conformed Copy


     AMENDMENT NO. 1 dated as of September 16, 1997 between INTERNATIONAL META SYSTEMS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (as borrower under the Notes referred to below and as pledgor under the Security Agreement referred to below, the "Borrower"), and AMERSCAN PARTNERS III, LIMITED PARTNERSHIP (as lender under the Notes referred to below and as pledgee under the Security Agreement referred to below, together with its successors and assigns in such capacity, the "Lender").

     WHEREAS, the Borrower and the Lender are parties to a Security Agreement dated as of July 15, 1997 (as in effect on the date hereof, the "Security Agreement"); providing, subject to the terms and conditions thereof, for the grant by the Borrower to the Lender of security interests in the collateral referred to therein as security for the Convertible Promissory Note dated July 15, 1997, executed and delivered by the Borrower in favor of the Lender; and

     WHEREAS, the parties wish to amend the Security Agreement to provide for the security interests covered thereby to secure the obligations of the Borrower under the Promissory Note dated August 20, 1997 and the Convertible Promissory Note dated September 16, 1997, each executed and delivered by the Borrower in favor of the Lender;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Section 1. Definitions. Unless otherwise defined herein, terms defined in the Security Agreement are used herein as therein defined.

     Section 2. Amendments. Subject to the execution and delivery by the parties hereto of this Amendment No. 1, but with effect on and after the date hereof, the Security Agreement shall be amended as follows:

     (a) The preamble of the Security Agreement shall be amended and restated in its entirety to read as follows:

           "SECURITY AGREEMENT dated as of July 15, 1997 (this "Agreement") between INTERNATIONAL META SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (as borrower under the Notes referred to below and as pledgor hereunder, the "Borrower"), and AMERSCAN PARTNERS III, LIMITED PARTNERSHIP (as lender under the Notes referred to below and as pledgee hereunder, together with its successors and assigns in such capacity, the "Lender")."


     (b) The first recital of the Security Agreement shall be amended and restated in its entirety to read as follows:





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           "WHEREAS, pursuant to the Convertible Promissory Note dated July 15,
      1997, the Promissory Note dated August 20, 1997 and the Convertible Promissory Note dated September 16, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, collectively, the "Notes"), each executed and delivered by the Borrower in favor of the Lender, the Lender will make loans to the Borrower in aggregate amounts of up to but not exceeding $1,500,000, US$750,000 and $500,000, respectively, to provide the Borrower with the working capital to finance its product development, including, without limitation, the development of the Borrower's Meta 6000 semiconductor chip (the "Meta 6000 chip") and finance equipment used for such development; and"

     (c) Section 1.01 (a) of the Security Agreement shall be amended by (i) deleting the word "Note" in the first sentence thereof and replacing with the word "Notes" and (ii) amending and restating in its entirety the definition of "Second Obligations" to read as follows::

           ""Secured Obligations" shall mean (a) the principal of and interest on the Notes and all other amounts from time to time owing to the Lender under the Notes, and (b) all amounts from time to time owing to the Lender by the Borrower hereunder."

     (d) Section 1(b) (ii) shall be amended by deleting the words "the Note" and replacing them with the words "any Note".

     (e) Section 4.04(b) of the Security Agreement shall be amended and restated in its entirety to read as follows:

      "(b) Notwithstanding anything contained herein to the contrary, but subject to the relevant provisions of the Notes which limit the right of the Borrower to dispose of its property, so long as no Event or Default shall have occurred and be continuing, the Borrower may exploit, use, enjoy, protect, license and sublicense the Intellectual Property in the ordinary course of its business. The exercise of rights and remedies under Section 4.05 hereof by the Lender shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Borrower in accordance with the first sentence of this clause (b)."

     (f) Section 4.12 of the Security Agreement shall be amended by deleting the word "Note" and replacing it with the word "Notes".

     Section 3. Representations and Warranties. The Borrower represents and warrants to the Lender that (a) this Amendment No. 1 has been duly and validly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable in accordance with its terms and (b) after giving effect to this Amendment No. 1, (i) no Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower in each Note are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (except to the extent such representations and warranties relate to a specific date). Any breach by the Borrower of its representations and warranties contained in this Section 3 shall be an Event of Default for all purposes of the Notes.




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     Section 4.  Documents Otherwise Unchanged.  Except as herein provided, the
Security Agreement shall remain unchanged and in full force and effect, and each reference to the Security Agreement in the Security Agreement and the Notes shall be a reference to the Security Agreement as amended hereby and as the same may be further amended and in effect from time to time.

     Section 5. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and either party hereto may execute this Amendment No. 1 by signing any such counterpart.











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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                      INTERNATIONAL META SYSTEMS, INC.


                                      By /s/ George W. Smith
                                        ------------------------------
                                         George W. Smith
                                         Chief Executive Officer


                                      AMERSCAN PARTNERS, III LIMITED
                                       PARTNERSHIP

                                      by its General Partner

                                      AMERSCAN CAPITAL MANAGEMENT
                                       LTD., as General Partner


                                      By /s/ Martin S. Albert
                                        ------------------------------
                                         Martin S. Albert
                                         Director and Deputy Chairman







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